EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1, of our report dated March 25, 2008, relating to the consolidated financial statements of China Sky One Medical, Inc. as of December 31, 2007 and for the year then ended which are included in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Sherb & Co., LLP

Boca Raton, FL
April 11, 2008